                FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

     This FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment") is entered into as of August 13, 1998 by and among DITECH CORPORATION, a California corporation ("Borrower"), and BANKBOSTON, N.A., a national banking association ("Lender"), with reference to the following facts:

     A. Borrower and Lender are parties to that certain Credit Agreement dated as of August 20, 1997, by and among the Borrower and the Lender (as amended, the "Credit Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "Loan Documents."

     B. One or more Events of Default have occurred under the Loan Documents by virtue of the Borrower's failure to comply with Sections 6.2(a)-(d) of the Credit Agreement, and by virtue of Borrower's failure to deliver its audited financial statements for the fiscal year ended April 30, 1998 as required by
Section 6.1(a)(i). Such Events of Default entitle the Lender immediately to enforce all the remedies set forth in the Credit Agreement. The Borrower has asked the Lender to waive compliance with those sections as of certain dates, and the Lender has agreed, provided the Borrower enters into this Amendment.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

     2. WAIVER. Subject to the terms and conditions contained herein and performance by Borrower of all of the terms of this Amendment, and in reliance on the representations and warranties of the Borrower set forth herein, the Lender hereby waives Borrower's obligation to comply with Sections 6.2(a)-(d) of the Credit Agreement through the date hereof. In addition, the Lender hereby waives any Event of Default in connection with Borrower's failure to deliver the financial statements, report and opinion required to be delivered pursuant to
Section 6.1(a)(i), provided Borrower complies with such requirements by August 31, 1998. Without limiting the generality of the provisions of Section 8.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the waiver of compliance by the Borrower with Sections 6.1(a)(i) and 6.2(a)-(d) in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by the Borrower with Sections 6.1(a)(i) or 6.2(a)-(d) in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Amendment, or (iii) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

     3. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          (a) The following defined term in Section 1.1 is amended to read as follows:

                    "REVOLVING COMMITMENT": The lesser of (a) Two Million Dollars ($2,000,000) and (b) the amount of the Borrowing Base, as such amounts may be reduced pursuant to Section 2.1(d).

          (b) The following new defined terms are added to Section 1.1 in their proper alphabetical order:

                    "CONSOLIDATED QUICK ASSETS": At any date of determination, the total cash, marketable securities and accounts receivable of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

                    "CONSOLIDATED CURRENT LIABILITIES": At any date of determination, the Consolidated Liabilities which may properly be classified as current liabilities in accordance with GAAP.

                    "CONSOLIDATED LIABILITIES": At any date of determination, the total liabilities of the Borrower and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP (including (i) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and (ii) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 (and as adjusted from time to time subsequent to the date of such notice)).

          (c) Notwithstanding any provision of the Credit Agreement to the contrary, but subject to Section 3.2, from and after the effective date of this Amendment, Borrower shall not request or receive LIBO Rate Loans, and all Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus 0.50%; PROVIDED that subject to Section 3.2, from and after the first day of the month following Lender's receipt of Borrower's financial statements and Compliance Certificate delivered pursuant to Section 6.1(a) demonstrating Borrower's achievement of a ratio of Consolidated Debt as at the end of any fiscal quarter to Consolidated Cash Flow on a rolling four quarter basis (as specified in Section 6.2(a)), of less than or equal to 3.40 to 1.00, Borrower may, subject to all of the terms and conditions of the Credit Agreement, request and receive LIBO Rate Loans, and the Loans shall bear interest at the rates set forth in Sections 2.3(b) and (c).

          (d) Section 6.1(a) is amended by replacing the period at the end of clause (vii) with a semicolon; by inserting the word "and" at the end thereof; and by adding the following new clause (viii) in its proper alphanumeric order:

                    (viii) as soon as available, but in any event within twenty-one (21) days after the end of each calendar month, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end and audit adjustments, all such financial statements to be complete and correct in all material respects and in accordance with GAAP subject to normal year end and audit adjustments and the absence of footnotes, applied consistently throughout the period reflected therein (except as approved by such accountants and disclosed therein), together with a "backlog" report of customer orders received for unconditional payment, for which the goods and/or services ordered have not been shipped or delivered.

          (e)  Section 6.2(a) is amended to read as follows:

                    (a) DEBT COVERAGE RATIO. As at the end of any fiscal quarter of the Borrower commencing with the fiscal quarter ending April 30, 1999, permit the ratio of Consolidated Debt as at the end of such fiscal quarter to Consolidated Cash Flow for the four fiscal quarters ending on the last day of such fiscal quarter, to be more than the correlative amount indicated below:


     Quarter Ending                         Ratio
     --------------                         -----
     April 30, 1999                     3.40  :  1.00
     July 31, 1999                      2.75  :  1.00
     October 31, 1999                   2.50  :  1.00
     January 31, 2000                   2.25  :  1.00
     April 30, 2000 and thereafter      2.00  :  1.00


          (f)  Section 6.2(b) is amended to read as follows:

               (b) CASH FLOW COVERAGE RATIO. As at the end of any fiscal quarter of the Borrower, permit the ratio of Consolidated Cash Flow, for the four quarters ending on any date of determination, to Consolidated Interest Expense for such four quarters, to be less than the correlative amount indicated below:


       Quarter Ending                       Ratio
       --------------                       -----
     April 30, 1999                     2.75  :  1.00
     July 31, 1999                      3.50  :  1.00
     October 31, 1999                   4.25  :  1.00
     January 31, 2000 and thereafter    5.00  :  1.00


          (g)  Section 6.2(c) is amended to read as follows:

               (c) FIXED CHARGE COVERAGE RATIO. As at the end of any fiscal quarter of the Borrower, permit the ratio of (a) the sum of (i) Consolidated Cash Flow, for the four quarters ending on any date of determination, MINUS (ii) Consolidated Capital Expenditures for such four quarters, MINUS (iii) Consolidated Taxes for such four quarters, to (b) Consolidated Debt Service for such four quarters, to be less than the correlative amount indicated below:


     Quarter Ending                         Ratio
     --------------                         -----
     April 30, 1999                     1.00  :  1.00
     July 31, 1999                      1.05  :  1.00
     October 31, 1999 and thereafter    1.20  :  1.00


          (h)  Section 6.2(d) is amended to read as follows:

               (d) CONSOLIDATED NET INCOME. Commencing with the fiscal quarter ended April 30, 1999, permit Consolidated Net Income to be less than $0 for any fiscal quarter of the Borrower.

          (i) A new Section 6.2(r) is added to the agreement, which shall read as follows:

               (r) ADJUSTED QUICK RATIO. As at the end of any fiscal quarter of the Borrower through and including the fiscal quarter ended April 30, 1999, permit the ratio of (a) Consolidated Quick Assets to (b) the sum of
     (i) Consolidated Current Liabilities plus (ii) the aggregate principal amount of outstanding Revolving Loans to be less than 1.20 to 1.00.

          (j) A new Section 6.2(s) is added to the agreement, which shall read as follows:

               (s) MINIMUM CONSOLIDATED CASH FLOW. Permit Consolidated Cash Flow for the fiscal quarter ended July 31, 1998 to be less than $200,000.

          (k) A new Section 6.2(t) is added to the agreement, which shall read as follows:

               (t) MINIMUM ROLLING 2 QUARTER CASH FLOW. Permit Consolidated Cash Flow for (i) the two fiscal quarter period ended October 31, 1998 to be less than $560,000 or (ii) the two fiscal quarter period ended
     January 31, 1999 to be less than $985,000.

          (l)  EXHIBIT C is deleted and replaced with EXHIBIT C hereto.

          (m)  EXHIBIT D is deleted and replaced with EXHIBIT D hereto.

     4.   CONDITIONS TO EFFECTIVENESS.

          This Amendment shall become effective as of August 13, 1998 (the "Closing Date"), only upon:

          (i) receipt by the Lender from the Borrower of an amendment fee equal to Forty-Five Thousand Dollars ($45,000), which fee shall be fully earned and non-refundable;

          (ii) receipt by the Lender of the following (each of which shall be in form and substance satisfactory to the Lender and its counsel):

                (a) counterparts of this Amendment duly executed on behalf of the Borrower and the Lender;

                (b) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment; and

          (iii) completion of such other matters and delivery of such other agreements, documents and certificates as Lender may reasonably request.

     5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender that the following statements are true, correct and complete as of the effective date of this Amendment:

          (a) CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Articles of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lender.

          (b) AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

          (c) NO CONFLICT. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, (ii) the Articles of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower.

          (d) GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          (e) BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

          (f) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).

          (g) ABSENCE OF DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     6.   MISCELLANEOUS.

          (a) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               (i) On and after the Closing Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any of the other Loan Documents.

          (b) FEES AND EXPENSES. All costs and expenses of the Lender, including, but not limited to, reasonable attorneys' fees, incurred by the Lender in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section
8.5 of the Credit Agreement.

          (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          (e) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                         [REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


DITECH CORPORATION


By: /s/ William Tamblyn
    -------------------------------
Title: VP/CFO
      -----------------------------



BANKBOSTON, N.A.,


By: /s/ illegible
    -------------------------------

Title: Vice President
      -----------------------------

                                   EXHIBIT C

                                  PRICING GRID


         The "APPLICABLE MARGIN" means the variable number of percentage points, with respect to Base Rate Loans or LIBO Rate Loans, as applicable, as determined by the Lender with reference to the Borrower's most recent financial statements and Compliance Certificate, in accordance with the grid set forth below, based upon the Borrower's ratio of Consolidated Debt as at the end of any fiscal quarter to Consolidated Cash Flow on a rolling four quarter basis (as specified in Section 6.2(a)). The effective date of any change in the Applicable Margin shall be the first day of the month following the Lender's receipt of the Borrower's financial statements and Compliance Certificate.


                Ratio of
                Consolidated
                Debt to
                Consolidated
                Cash Flow on
                rolling four         Applicable Margin          Applicable Margin
Level           quarter basis        for Base Rate Loans        for LIBO Rate Loans
-----           -------------        -------------------        -------------------
I.           GREATER THAN 3.00:1.00         1.00                         3.00

II.          LESS THAN OR EQUAL             1.00                         2.75
             TO 3.00:1.00 GREATER
             THAN 2.50:1.00

III.         LESS THAN OR EQUAL             0.75                         2.50
             TO 2.50:1.00 GREATER
             THAN 2.00:1.00



IV.          LESS THAN OR EQUAL             0.50                         2.25
             TO 2.00:1.00 GREATER
             THAN 1.50:1.00

V.           LESS THAN OR EQUAL
             TO 1.50:1.00                   0.25                         2.00


                                  EXHIBIT D

                           COMPLIANCE CERTIFICATE

               1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Ditech Corporation, a California corporation (the "Borrower") to BankBoston, N.A. (the "Lender") pursuant to Section 6.1(a)(iii)(B) of the Credit Agreement dated as of August 20, 1997 between the Borrower and the Lender. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the Borrower's:

               Fiscal quarter ended _________, 19__
               Fiscal year ended ________, 19__

               2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (r),
(s), and (t) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.


          A.   DEBT COVERAGE RATIO (SEC 6.2(a)):

               (a) Consolidated Debt                                   $________

               (b) Consolidated Cash Flow for the four-quarter
               period ending on the last day of the most recently
               ended fiscal quarter                                    $________

               Ratio (a) to (b)                                        _________

               Maximum Permitted Ratio:



                    Quarter Ending                    Ratio
                    --------------                    -----
               April 30, 1999                     3.40  :  1.00
               July 31, 1999                      2.75  :  1.00
               October 31, 1999                   2.50  :  1.00
               January 31, 2000                   2.25  :  1.00
               April 30, 2000 and thereafter      2.00  :  1.00




          B.   CASH FLOW COVERAGE RATIO (SEC 6.2(b)):

               (a) Consolidated Cash Flow for the four-quarter period ending on the last day of the most recently ended fiscal quarter
                                                                       $________

               (b) Consolidated Interest Expense for the four-quarter
               period ending on the last day of the most recently
               ended fiscal quarter                                    $________


                                     D-1

               Ratio (a) to (b)                                        _________

               Minimum Permitted Ratio:

          Quarter Ending                          Ratio
          --------------                          -----
          April 30, 1999                     2.75  :  1.00
          July 31, 1999                      3.50  :  1.00
          October 31, 1999                   4.25  :  1.00
          January 31, 2000 and thereafter    5.00  :  1.00




     C.   FIXED CHARGE COVERAGE RATIO (SEC 6.2(c)):

          (a)                                                          $________

               (i)   Consolidated Cash Flow for the
                     four-quarter period ending on the
                     last day of the most recently
                     ended fiscal quarter                              $________

               (ii)  MINUS Consolidated Capital
                     Expenditures for such period                      $________

               (iii) MINUS Consolidated Taxes
                     for such period                                   $________

           (b) Consolidated Debt Service for such period               $_________

     Ratio (a) to (b)                                                   _________

     Minimum Permitted Ratio



     Quarter Ending                              Ratio
     --------------                              -----
     April 30, 1999                          1.00  :  1.00
     July 31, 1999                           1.05  :  1.00
     October 31, 1999 and thereafter         1.20  :  1.00



     D.    CONSOLIDATED NET INCOME (SEC. 6.2(d)):

           (a) Consolidated Net Income                                 $________

           Required: (Commencing April 30, 1999) (a) GREATER THAN $0


     E.    ADJUSTED QUICK RATIO (SEC. 6.2(R):

           (a) Consolidated Quick Assets                               $________

           (b)
               (i)  Consolidated Current Liabilities                   $_________

               (ii) PLUS outstanding Revolving Loans                   $_________

           Ratio (a) to (b)                                            __________

           Minimum Permitted Ratio                                     1.20 : 1.00

     F.    MINIMUM CONSOLIDATED CASH FLOW (SEC. 6.2(s):

           (a) Consolidated Cash Flow for fiscal quarter ended
               July 31, 1998                                           $_________

               Required: (a) GREATER THAN $200,000

     G.    MINIMUM ROLLING 2 QUARTER CASH FLOW (SEC 6.2(T):

           (a) Consolidated Cash Flow for 2 quarter period
               ended October 31, 1998                                  $__________

           (b) Consolidated Cash Flow for 2 quarter period
               ended January 31, 1999                                  $__________

               Required: (a) GREATER THAN $560,000
                         (b) GREATER THAN $985,000


           3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate.
 The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):


_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

           4. This Compliance Certificate is executed on _______________, ____ by the Chief Executive Officer, Chief Financial Officer, or Controller of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                              DITECH CORPORATION
                              a California corporation

                              By:_______________________________________________
                              Title: